Exhibit 1

Announcement  |  Lisbon  |  11 February 2015

Material facts disclosed by Oi

Portugal Telecom, SGPS S.A. hereby informs on the Material facts disclosed by Oi, S.A. related to the Bondholders Meetings and management proposals, according to the company’s announcements attached hereto.

Portugal Telecom, SGPS SA Avenida Fontes Pereira de Melo, 40 1069-300 Lisboa Portugal	Public company Share capital Euro 26,895,375 Registered in the Commercial Registry Office of Lisbon and Corporation no. 503 215 058	Portugal Telecom is listed on the Euronext and New York Stock Exchange. Information may be accessed on the Reuters under the symbols PTC.LS and PT and on Bloomberg under the symbol PTC PL.	Luis Sousa de Macedo Investor Relations Director pt-ir@telecom.pt Tel.: +351 21 500 1701 Fax: +351 21 500 0800

www.ptsgps.pt

Oi S.A.

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.300.29520-8

Public-Held Company

NOTICE TO THE MARKET

Oi S.A. (“Oi” or the “Company,” Bovespa: OIBR3, OIBR4; NYSE: OIBR and OIBR.C) in accordance with the Material Facts disclosed on December 15, 2014 and January 26, 2015 (the “Material Facts”) informs its shareholders and the market in general that, on this date, new management proposals (“New Management Proposals”) were made available, replacing the management proposals disclosed by the Company on January 28, 2015 (the “Original Management Proposals”), in accordance with the call notices of the general meeting of debenture holders of the 5th issuance of debentures of the Company (the “General Meetings of Debenture Holders of the 5th Issuance”) and of the general meeting of debenture holders of the 9th issuance of debentures of the Company (the “General Meeting of Debenture Holders of the 9th Issuance” and, together with the General Meeting of the Debenture Holders of the 5th Issuance, the “General Meetings of Debenture Holders”), each published on January 28, 2015.

The New Management Proposals adjust certain terms included in the Original Proposals, particularly in respect of (i) the payment, by the Company, of a Waiver Fee to all of the debenture holders of the 5th issuance (“5th Issuance Debenture Holders”) and to all of the debenture holders of the 9th issuance (“9th Issuance Debenture Holders,” and, together with the 5th Issuance Debenture Holders, the “Debenture Holders”), as soon as the materials included in the “agenda of the day,” which will be deliberated in the respective General Meetings of the Debenture Holders, are approved, and (ii) the procedures related to the Mandatory Acquisition of the debentures by the Company, with respect to the Debenture Holders that opt into the terms of the New Management Proposal.

The full content of the New Management Proposals was disclosed, on the date hereof, on the IPE system of the Brazilian Securities Commission (Comissão de Valores Mobiliários) and on the Company’s website.

The Company will keep its shareholders, the debenture holders and the market in general informed of any relevant subsequent events related to the topics discussed in this Material Fact.

Rio de Janeiro, February 10, 2015.

Oi S.A.

Bayard De Paoli Gontijo

Chief Executive Officer, Chief Financial Officer and Investor Relations Officer

OI S.A.

Publicly-Held Company

CORPORATE TAXPAYER ID (CNPJ/MF): 76.535.764/0001-43

COMPANY REGISTRY (NIRE): 33.30029520-8

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 5TH ISSUANCE OF DEBENTURES

TO BE HELD ON FEBRUARY 12, 2015

MANAGEMENT PROPOSAL

RIO DE JANEIRO, FEBRUARY 6, 2015

OI S.A.

Publicly-Held Company

CORPORATE TAXPAYER ID (CNPJ/MF): 76.535.764/0001-43

COMPANY REGISTRY (NIRE): 33.30029520-8

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 5TH ISSUANCE OF DEBENTURES TO BE HELD ON FEBRUARY 12, 2015

ADJUSTMENT OF CERTAIN TERMS OF THE MANAGEMENT PROPOSAL DISCLOSED ON JANUARY 28, 2015 AND NEW DISCLOSURE OF THE MANAGEMENT PROPOSAL

Dear Debenture Holders,

The management of OI S.A., a publicly-held company, with headquarters at Rua Lavradio No.71, 2º andar, Centro, in the city and state of Rio de Janeiro, whose articles of incorporation are registered with the Rio de Janeiro State Registry of Commerce under Company Registry (NIRE): 33.30029520-8, inscribed in the roll of corporate taxpayers (CNPJ) under number 76.535.764/0001-43, registered with the Brazilian Securities and Exchange Commission (“CVM”) as a publicly-held company category “A” under the code 11312 (“Company”), under the terms and for the purposes of the legislation in force and the Company’s Bylaws, hereby proposes and submits to deliberation by the debenture holders (the “Debenture Holders”) convened at the general meeting of Debenture Holders of the Company’s 5th Issuance of simple, non-convertible, unsecured debentures, in two series for public distribution, to be held on February 12, 2015, at the Company’s headquarters, the following proposals, and pursuant to the provision of the call notice for the General Meeting of Debenture Holders of the 5th Issuance published on January 28, 2015 (“Call Notice”).

The management proposal is disclosed for the adjustment and substitution of the management proposal to the debenture holders of the 5th issuance of the Company, disclosed on January 28, 2014.

1.                                     CORPORATE RESTRUCTURING PROPOSAL

This is a proposal for the corporate restructuring that aims to elevate the corporate governance of the Company before the BM&F Bovespa S.A. — Securities, Commodities and Futures Exchange (“BM&F Bovespa”), and/or through the merger of the Company’s shares by Telemar Participações S. A. (“CorpCo”), CorpCo’s control thereby being terminated, as already disclosed to the market by the Company in the Material Fact of September 8, 2014

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and the Notices to the Market of October 13 and 20, 2014 and November 10, 2014.

2.                                     PROPOSAL FOR A TEMPORARY CHANGE OF RATIOS, RESULTING FROM THE WAIVER OF THE FINANCIAL COVENANTS

This is a temporary change of the ratios, resulting from the waiver of the financial covenants set forth in Clause 6.21, item XV, of the Indenture of the Company’s 5th Issuance of Simple, Non-Convertible, Unsecured Debentures for Public Distribution (“Indenture” and “Financial Covenants”, respectively) (such debentures originally issued by Telemar Norte Leste S.A.), during the four (4) quarters of 2015, which shall comply with the information below:

•                  The financial index of the maximum leverage to be calculated by the Company with respect to each of the four quarters of 2015, obtained by dividing the Total Gross Debt of the Company by the Company’s EBITDA, shall be less than 4.50 (four point fifty) times, except in the event that (i) prior to the effective transfer of the shares of PT Portugal to Altice and payment of the sales price to the Company (the “Closing”), there is a need to deconsolidate the EBITDA of PT Portugal and its subsidiaries from the Company’s consolidated EBITDA calculation while, at the same time, there is a need to consider the debt of PT Portugal and its subsidiaries in the calculation of Total Gross Debt of the Company or (ii) after the Closing, PT Portugal’s debt will have been substantially transferred to the Company and its subsidiaries, being that, in either case, the maximum leverage to be calculated by the Company for each of the four quarters of 2015, obtained by dividing the Total Gross Debt by the Company’s EBITDA, shall be less than or equal to 6.00 times. The financial index for the quarters ending on March 31, June 30, and September 31, 2015 will be calculated based on the Company’s financial statements respective to each quarter. The financial index for the quarter ending on December 31, 2015 will be calculated based on the Company’s year-end financials for 2015.

From the first quarter of 2016 on (inclusive), the ratios resulting from the determination of such financial covenants should revert to those currently described in Clause 6.21, item XV, of the Indenture (i.e., the ratio of the Company’s Total Gross Debt to EBITDA shall be less than or equal to 4.00, based on the Company’s consolidated shareholders’ equity, and the ratio of the Company’s EBITDA to Debt Service shall be greater than or equal to 1.75, based on the Company’s consolidated shareholders’ equity).

This proposal arises from the fact that, as disclosed in the Material Fact dated December 8, 2014, the Company’s Board of Directors approved the general terms and conditions for the sale of all the shares of PT Portugal SGPS S.A. (“PT Portugal”) to Altice Portugal S.A.

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(“Altice “), substantially consisting of the operations conducted by PT Portugal in Portugal and Hungary (“Sale of PT Portugal”).

It should be noted that the Sale of PT Portugal was approved: (i) at Portugal Telecom SGPS S.A. (“PT SGPS”) Shareholders’ Meeting held on January 12, 2015, according to the Material Fact published by the Company on January 22, 2015; (ii) at the General Meeting of Debenture Holders of the 9th Issuance of the Company, held on January 26, 2015; with the latter approval conditional on: (x) call notice publication for a new general meeting of the Debenture Holders of the 9th Issuance of the Company (“New GMDH”); (y) occurrence of the New GMDH prior to February 12, 2015 and (z) execution of an amendment to the Indenture, to include the covenants described in item 3 below and in accordance with the Material Fact issued by the Company on January 27, 2015.

In addition to the provisions in the above paragraph, the Sale of PT Portugal has the following additional conditions precedent: (i) conducting an intra-group restructuring in order to delineate the operations to be transferred, as well as to separate PT Portugal’s investments which will not be included in the sale, including the investments in Africatel GmbH & Co. KG and Timor Telecom S.A. and the investment in Rio Forte Investments S.A. (which are the subject of the swap exchange agreement with PT SGPS under which this investment will be exchanged for shares issued by Oi, which is still subject to approval by the CVM), as well as all or part of PT Portugal’s indebtedness; and (ii) obtaining all the necessary corporate, regulatory and contractual approvals by the Company and its shareholders.

The normal course of the Sale of PT Portugal will lead to a reduction in the Company’s EBITDA in a proportion that will not be included in its financial statements, at the same time that PT Portugal’s current debt may be temporarily maintained, with a temporary impact on the Company’s gross leverage, although with a substantial immediate reduction in Company’s net debt, due to which we propose the temporary change of ratios resulting from the calculation of the Financial Covenants.

3.                                     PROPOSAL OF OBLIGATIONS TO BE ASSUMED BY THE COMPANY IN EXHANGE OF THE APPROVALS LISTED IN THIS PROPOSAL

This is a proposed assumption of the obligations listed below by the Company. These are conditioned on the approval by the Debenture Holders of the issues mentioned in items 1 and 2 above and shall be incorporated in the Indenture after execution of this amendment:

a)              any amounts received by the Company on account of the Sale of PT Portugal shall, until December 31, 2015, (a) remain denominated in Euros; or (b) if the Company

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decides to transfer part or all of these funds to Brazil and therefore convert them into Reais, the Company shall establish instruments to hedge against foreign exchange variation in relation to the resources that were converted in Reais;

b)              the Company shall use all the amounts received by it on account of the sale of PT Portugal exclusively for the payment of the Company’s debts (and/or debts of the Company’s subsidiaries) and / or to perform corporate transactions that aim to consolidate the telecommunications industry in Brazil, including the purchase of interests in other mobile operators;

c)               the Company will not pay dividends to its shareholders, as declared for the fiscal years ended December 31, 2014 and 2015, except for the payment of mandatory minimum dividends, as provided in Article 202 and 203 of the Brazilian Corporations Law; and

d)              the Company agrees to extend to the Debenture Holders of the 5th Issuance any benefits under more favorable conditions within the scope of obtaining the necessary authorizations for the Sale of PT Portugal that may be granted to other existing financial debts, such as, but not limited to, offer repurchases, rates of renegotiation, payment of a “waiver fee”, sale of assets as security to other creditors.

For purposes of sub item (d) above, anticipated repurchases or redemptions at market value shall be considered, independently of the rate of repurchase/redemption effectively used for each redemption, as equitable intra-group transactions.

Waiver Fee — As a result of the ratification of the approval by the Debenture Holders of the matters of the items 1 and 2 above in the New GMDH, and according to the obligations assumed by the Company and described in this Management Proposal, the Company will offer the Debenture Holders of the 5th Issuance an amount equivalent to 100 bps (flat), calculated based on the nominal value of the Debentures, based on the remuneration of the Debentures (“Waiver Fee” and “Updated Nominal PU”), as well as for the Updated Nominal PU calculated on January 15, 2015, in accordance with the procedures set out in Annex I below.

Mandatory Acquisition — In addition to the payment of the Waiver Fee, the Company agrees with the Debenture Holders, after receiving the proceeds to be obtained with the Sale of PT Portugal (and conditioned upon such receipt), to complete the mandatory anticipated acquisition of debentures held by the respective Debenture Holders who express their desire to sell (“Withdrawing Debenture Holders”), in accordance with the procedures set out in Annex I below (“Mandatory Acquisition”), which will be conducted in the secondary market and the Debenture’s price shall be calculated pursuant to the below:

•                  TNLE25 Assets — Mandatory Acquisition to be conducted according to the indicative

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spread (“Spread”) of these assets in relation to the B Series — National Treasury Notes, with an August 2020 maturity (“NTNB20”), which was on January 15, 2015 2.85% or 285 bps.  The Mandatory Acquisition will be implemented using the updated nominal value of the Debentures, using the Spread and the monetary discount related to the Waiver Fee paid to the Debenture Holders, according to the calculation below.

•                  The Spread will be applied to the closing fee of the NTNB20 published by Anbima 2 (two) business days before the Company’s payment for the Mandatory Acquisitions (“NTNB20 Fee”). The exponential sum of the NTNB20 Fee and the Spread will be the fee for the TNLE25 assets, which will be used as a reference to calculate the “Liquidation PU.” The Liquidation PU will be at most the nominal value of the debentures according to terms outlined in Item I of Section 3 of Article 55 of Law 6404/76, as amended, in that the TNLE25 assets will incur a minimum fee equal to IPCA +7.98%, this fee is equivalent to the pricing of the asset on the liquidation date.

*PU resulting from bargaining in the Secondary Market + indicative fees/Market (Anbima 01/15/2015)

TNLE25: 13,507.71 (fee: IPCA + 8.85%) — (Y)

Indicative closing fee of NTNB20 (Anbima 01/15/2015)

NTNB20: IPCA + 5.83% - (Z)

**Spread for TNLE25 assets

TNLE25: (1+Y) / (1+Z) = : (1 + 8.85%) / (1 + 5.83%) = 2.85% or 285 bps

***Amount paid by the Company due to the Mandatory Acquisition

Amount paid in the Mandatory Acquisitio = (updated nominal value calculated using the Spread) — (Financial amount paid to each of the Debenture Holders as a result of the Waiver Fee)

The Mandatory Acquisition of the Debentures held by the Withdrawing Debenture Holders will only take place upon the receipt, by the Company, of the proceeds from the Sale of PT Portugal, according to the terms outlined in Annex I of this document.

Each of those Debenture Holders which (i) attended the General Meeting and abstained from voting or voted against any of the authorizations/waivers requested by the Company, and described in items 1 and 2 above, (ii) do not hold outstanding Debentures, and therefore

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could not vote on the matters discussed in the New GMDH and (iii) do not attend the New GMDH (“Absent Debenture Holders”) will receive the Waiver Fee and will be eligible for the Mandatory Acquisition (in accordance with Annex I), as long as the approval of all of the agenda’s matters are approved.  The Absent Debenture Holders shall provide the Company with bank deposit instructions for the proceeds from the Waiver Fee.

If the Company does not receive and/or does not have the requisite information for the payment of any Absent Debenture Holder, the Company will keep the available funds until such information is supplied to it, then it will effectuate the Waiver Fee payment without any increases.

4.                                     ADDITIONAL PROPOSALS

The Company may assume certain obligations before the Debenture Holders in return for approval of the matters outlined in items 1 and 2 above, which will be discussed at the general meeting of Debenture Holders, and which could be distinct from, or complement the above proposed obligations. In which case, these obligations can be incorporated in an amendment to the Indenture, in accordance with the agreements made with the Debenture Holders of the 5th Issuance, as discussed during the New GMDH.

5.                                     CONCLUSIONS

The documentation related to the proposals herein is available to the Debenture Holders at the Company’s headquarters and on the websites of the Company (http://www.oi.com.br), the CVM (http://www.cvm.gov.br/) and the BM&FBOVESPA (http://www.bmfbovespa.com.br/).

This proposal may be subsequently complemented by the Company’ management, if necessary.

For the reasons described above, the Company’s management submits this proposal to the Debenture Holders convened at the general meeting.

Rio de Janeiro, February 6, 2015.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

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Proceedings Relating to the Payment of the Waiver Fee and the Mandatory Acquisition

1.                                      If approved by the Debenture Holders, the matters in the agenda, the Company will agree to the payment of the Waiver Fee, in accordance with the terms described below.

1.1.                            The payment of the Waiver Fee, shall be paid by the Company within 7 (seven) business days from the date of the New GMDH (“Waiver Fee Payment Date”), and all the Debenture Holders who opt for the payment of the Waiver Fee shall receive their amount due on a single date. The payment of the Waiver Fee shall be executed through CETIP, through the Bookkeeping Agent or through direct bank transfer made directly from the Company to the respective Debenture Holders.

1.2.                            The Debenture Holders will only receive the Waiver Fee and may opt for the Mandatory Acquisition if all authorizations/waivers requested by the Company are approved in the New GMDH.

1.3 Subject to the provisions herein, the Debenture Holders and holders of Debentures on the business day immediately prior to the Waiver Fee Payment Date shall be entitled to the Waiver Fee, and the Waiver Fee shall be paid to such Debenture Holders at a rate proportional to the number of Debentures held by each one Debenture Holder on the business day immediately preceding to the Waiver Fee Payment Date.

2. Notwithstanding the Waiver Fee Payment the Company undertakes, after receiving the proceeds from the Sale of PT Portugal, to perform the Mandatory Acquisition of the Debentures from the Debenture Holders which manifest accordingly, according to the conditions described below.

2.1.                            The Mandatory Acquisition (i) will be proportional to the Debentures from each Withdrawing Debenture Holder, and (ii) is conditioned to the receipt, by the Company, of the proceeds of the Sale of PT Portugal.

2.2.                            The amount to be paid by the Company to the Withdrawing Debenture Holders should be calculated in accordance with mentioned formula in the Management Proposal, of which this annexed to, and the amount to be paid by the Company to the Withdrawing Debenture Holders shall in every case be subject to the provisions of item I of paragraph 3 of Article 55 of the Law 6,404, of December 15, 1976 (as amended).

2.3. For purposes of carrying out the Mandatory Acquisition, the following procedures shall be observed:

(i)                                     On the same date it receives the proceeds from the Sale of PT Portugal, the Company shall send written notification to the trustee, the Withdrawing Debenture Holders and the CETIP (“Mandatory Acquisition Notification”), informing (a) the date that it intends to perform the Mandatory Acquisition and (b) the final date for submission of manifestation of Withdrawing Debenture Holders about their intention to join the Mandatory Acquisition (given that the deadline for the manifestation of Withdrawing Debenture Holders will be ten (10) business days from the receipt of Mandatory

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Acquisition Notification) (“Adhesion Period for Mandatory Acquisition”);

(ii)                                  the Withdrawing Debenture Holders should formally express their adhesion to the Mandatory Acquisition with the Trustee until the end of Adhesion Period for Mandatory Acquisition;

(iii)                               in the first business day after the end of the Adhesion Period for Mandatory Acquisition, the Trustee shall send to CETIP the list of the Withdrawing Debenture Holders;

(iv)                              the Company shall purchase the ownership of debentures of the Withdrawing Debenture Holders within 5 (five) working days after the end of Adhesion Period for Mandatory Acquisition, subject to CETIP’s operating procedures;

(v)                                 once the Mandatory Acquisition is concluded, the Debentures acquired by the Company shall be cancelled and the systems of the CETIP and the Bookkeeping Agent adjusted accordingly; and

(vi)                              the obligation to make the Company’s Mandatory Acquisition will expire upon the realization of the above procedures, and Mandatory Acquisition will be made only to the Debenture Holders Withdrawing who express their intention to sell the debentures.

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OI S.A.

Publicly-Held Company

CORPORATE TAXPAYER ID (CNPJ/MF): 76.535.764/0001-43

COMPANY REGISTRY (NIRE): 33.30029520-8

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 9TH ISSUANCE OF DEBENTURES

TO BE HELD ON FEBRUARY 12, 2015

MANAGEMENT PROPOSAL

RIO DE JANEIRO, FEBRUARY 06, 2015

OI S.A.

Publicly-Held Company

CORPORATE TAXPAYER ID (CNPJ/MF): 76.535.764/0001-43

COMPANY REGISTRY (NIRE): 33.30029520-8

GENERAL MEETING OF DEBENTURE HOLDERS OF THE 9TH ISSUANCE OF DEBENTURES

TO BE HELD ON FEBRUARY 12, 2015

ADJUSTMENT OF CERTAIN TERMS OF THE MANAGEMENT PROPOSAL DISCLOSED ON JANUARY 28, 2015 AND NEW DISCLOSURE OF THE MANAGEMENT PROPOSAL

Dear Debenture Holders,

The management of OI S.A., a publicly-held company, with headquarters at Rua Lavradio No. 71, 2º andar, Centro, in the city and state of Rio de Janeiro, whose articles of incorporation are registered with the Rio de Janeiro State Registry of Commerce under Company Registry (NIRE): 33.30029520-8, inscribed in the roll of corporate taxpayers (CNPJ) under number 76.535.764/0001-43, registered with the Brazilian Securities and Exchange Commission (“CVM”) as a publicly-held company category “A” under the code 11312 (“Company”), under the terms and for the purposes of the legislation in force and the Company’s Bylaws, hereby proposes and submits to deliberation by the debenture holders (the “Debenture Holders”) convened at the general meeting of Debenture Holders of the Company’s 9th Issuance of simple, non-convertible, unsecured debentures, in two series for public distribution, to be held on February 12, 2015, at the Company’s headquarters, the following proposals, and pursuant to the provisions of the call notice for the General Meeting of Debenture Holders of the 9th Issuance published on January 28, 2015 (“Call Notice”).

The management proposal is disclosed for the adjustment and substitution of the management proposal to the debenture holders of the 9th issuance of the Company, disclosed on January 28, 2014.

1.                                     PROPOSAL FOR THE SALE OF PT PORTUGAL SGPS S.A. (“PT PORTUGAL”)

This is a proposal for the sale of all the shares of PT Portugal to Altice Portugal S.A. (“Altice”), substantially involving PT Portugal’s operations in Portugal and Hungary (“Sale of PT Portugal”), as disclosed in the Material Fact dated December 8, 2014, including the completion of the corporate reorganization required for implementing such sale, so as not to  open up for discussion any non-compliance issues with regards to covenants described in Clause 6.23, item XII, of the Indenture for the 9th Issuance of Non-Convertible Unsecured Debentures, up to

Two Series, for Public Distribution of the Company (“Indenture”), as discussed in the General Meeting of Debenture Holders held on January 26, 2015.

It should be noted that the Sale of PT Portugal was approved: (i) at Portugal Telecom SGPS S.A. (“PT SGPS”) Shareholders’ Meeting held on January 12, 2015, according to the Material Fact published by the Company on January 22, 2015; (ii) at the General Meeting of Debenture Holders of the 9th Issuance of the Company, held on January 26, 2015; with the latter approval conditional on: (x) call notice publication for a new general meeting of the Debenture Holders of the 9th Issuance of the Company (“New GMDH”); (y) occurrence of the New GMDH prior to February 12, 2015 and (z) execution of an amendment to the Indenture, to include the covenants described in item 4 below and in accordance with the Material Fact issued by the Company on January 27, 2015.

In addition to the provisions in the above paragraph, the Sale of PT Portugal has the following additional conditions precedent: (i) conducting an intra-group restructuring in order to delineate the operations to be transferred, as well as to separate PT Portugal’s investments which will not be included in the sale, including the investments in Africatel GmbH & Co. KG and Timor Telecom S.A., and the investment in Rio Forte Investments S.A. (which are the subject of the swap exchange agreement with PT SGPS under which this investment will be exchanged for shares issued by Oi, which is still subject to approval by the CVM), as well as all or part of PT Portugal’s indebtedness; and (ii) obtaining all the necessary corporate, regulatory and contractual approvals by the Company and its shareholders.

2.                                     CORPORATE RESTRUCTURING PROPOSAL

This is a proposal for the corporate restructuring which aims to elevate the level of governance of the Company before the BM&F Bovespa S.A. — Securities, Commodities and Futures Exchange (“BM&F Bovespa”), and/or through the merger of the Company’s  shares by Telemar Participações S. A. (“CorpCo”), CorpCo’s control thereby being terminated, as already disclosed to the market by the Company in the Material Fact of September 8, 2014 and the Notices to the Market of October 13 and 20, 2014 and November 10, 2014.

3.                                     PROPOSAL FOR A TEMPORARY CHANGE OF RATIOS, RESULTING FROM THE WAIVER OF THE FINANCIAL COVENANTS

This is a temporary change of ratios, resulting from the waiver of the financial covenants set forth in Clause 6.23, item XVIII, of the Indenture (“Financial Covenants”), during the four (4) quarters of 2015, which shall comply with the information below:

•                  The financial index of the maximum leverage to be calculated by the Company with respect to each of the four quarters of 2015, obtained by dividing the Total Gross Debt of the Company by the Company’s EBITDA, shall be less than or equal to 4.50 (four point fifty) times, except in the event that (i) prior to the effective transfer of the shares of PT Portugal to Altice and payment of the sales price to the Company (the “Closing”), there is a need to deconsolidate the EBITDA of PT Portugal and its subsidiaries from the Company’s consolidated EBITDA calculation while, at the same time, there is a need to consider the debt of PT Portugal and its subsidiaries in the calculation of Total Gross Debt of the Company or (ii) after the Closing, PT Portugal’s debt will have been substantially transferred to the Company and its subsidiaries, being that, in either case, the maximum leverage to be calculated by the Company for each of the four quarters of 2015, obtained by dividing the Total Gross Debt by the Company’s EBITDA, shall be less than or equal to 6.00 times. The financial index for the quarters ending on March 31, June 30, and September 31, 2015 will be calculated based on the Company’s financial statements respective to each quarter. The financial index for the quarter ending on December 31, 2015 will be calculated based on the Company’s year-end financials for 2015.

From the first quarter of 2016 (inclusive) the ratios resulting from the determination of such financial covenants should revert to those currently described in Clause 6.23, item XVIII, of the Indenture (i.e., the ratio of the Company’s Total Gross Debt to EBITDA shall be less than or equal to 4.00, based on the Company’s consolidated shareholders’ equity, and the ratio of the Company’s EBITDA to Debt Service shall be greater than or equal to 1.75, based on the Company’s consolidated shareholders’ equity).

The normal course of the Sale of PT Portugal will lead to a reduction in the Company’s EBITDA in a proportion that will not be included in its financial statements, at the same time that PT Portugal’s current debt may be temporarily maintained, with a temporary impact on the Company’s gross leverage, although with a substantial immediate reduction in Company’s net debt, due to which we propose the temporary change of ratios resulting from the calculation of the Financial Covenants.

4.                                     PROPOSAL OF OBLIGATIONS TO BE ASSUMED BY THE COMPANY IN EXHANGE OF THE APPROVALS LISTED IN THIS PROPOSAL

This is a proposed assumption of the obligations listed below by the Company. These are conditioned on the approval by the Debenture Holders of the issues mentioned in item 1 above and shall be incorporated in the Indenture after execution of this amendment:

a)            any amounts received by the Company on account of the Sale of PT Portugal shall, until December 31, 2015, (a) remain denominated in Euros; or (b) if the Company decides to transfer part or all of these funds to Brazil and therefore convert them into Reais, the Company shall establish instruments to hedge against foreign exchange variation in relation to the resources that were converted in Reais;

b)            the Company shall use all the amounts received by it on account of the sale of PT Portugal exclusively for the payment of Company debts (and/or of the Company’s subsidiaries) and / or to perform corporate transactions that aim to consolidate the telecommunications industry in Brazil, including the purchase of interests in other mobile operators;

c)             the Company will not pay dividends to its shareholders, as declared for the fiscal years ended December 31, 2014 and 2015, except for the payment of mandatory minimum dividends, as provided in Article 202 and 203 of the Brazilian Corporations Law; and

d)            the Company agrees to extend to the Debenture Holders of the 9th Issuance any benefits under more favorable conditions within the scope of obtaining the necessary authorizations for the Sale of PT Portugal that may be granted to other existing financial debts, such as, but not limited to, offer repurchases, rates of renegotiation, payment of “waiver fee”, sale of assets as security to other creditors

For purposes of sub item (d) above, anticipated repurchases or redemptions at market value shall be considered, independently of the rate of repurchase/redemption effectively used for each redemption, as equitable intra-group transactions.

Waiver Fee — As a result of the ratification of the approval of the Debenture Holders of the matters of item 1 above in the New GMDH, as well as the approval of the issues discussed in items 2 and 3 above by the Debenture Holders during the New GMDH, and according to the obligations assumed by the Company and described in this Management Proposal, the Company will offer the Debenture Holders of the 9th Issuance an amount equivalent to 100 bps (flat ), calculated based on the nominal value of the Debentures, based on the remuneration of the Debentures (“Waiver Fee” and “Updated Nominal PU”), as well as for the Updated Nominal PU calculated on January 15, 2015, in accordance with the procedures set out in Annex I below;

Mandatory Acquisition — In addition to the payment of the Waiver Fee, the Company agrees with the Debenture Holders, after receiving the proceeds to be obtained with the Sale of PT Portugal (and conditioned upon such receipt), to complete the mandatory anticipated acquisition of debentures held by the respective Debenture Holders who express their desire to sell (“Withdrawing Debenture Holders”), in accordance with the procedures set out in Annex I below (“Mandatory Acquisition”), which will be conducted in the secondary market and the Debenture’s price shall be calculated pursuant to the below:

•                  BRTO19 Assets — Mandatory Acquisition to be conducted according to the indicative rates on the closing of January 15, 2015, disclosed by the Brazilian Association of Financial and Capital Markets — ANBIMA, which was 10,277.61 (CDI rate + 1.61%), considering the monetary discount related to the Waiver Fee paid to the debenture holders, according to the calculation below; and

•                  BRTO29 Assets — Mandatory Acquisition to be conducted according to the indicative spread (“Spread”) of these assets in relation to the B Series — National Treasury Notes, with August 2020 maturity (“NTNB20”), which was on January 15, 2015 3.58% or 358 bps, considering the monetary discount related to the Waiver Fee paid to the debenture holders, according to the calculation below.

•                  The Spread will be applied to the closing fee of the NTNB20 published by Anbima 2 (two) business days before the Company’s payment for the Mandatory Acquisitions (“NTNB20 Fee”). The exponential sum of the NTNB20 Fee and the Spread will be the fee for the BRTO29 assets, which will be used as a reference to calculate the “Liquidation PU.” The Liquidation PU will be at most the nominal value of the debentures according to terms outlined in Item I of Section 3 of Article 55 of Law 6404/76, as amended, in that the BRTO29 assets will incur a minimum fee equal to IPCA +6.20%, this fee is equivalent to the pricing of the asset on the liquidation date.

*PU resulting from bargaining in the Secondary Market + indicative fees/Market (Anbima 01/15/2015)
BRTO 19: 10,277.61 (CDI fee + 1.61)
BRTO29: 10,974.61 (fee: IPCA + 9.62%) — (X)

Indicative closing fee of NTNB20 (Anbima 01/15/2015)
NTNB20: IPCA + 5.83% - (Z)

**Spread for BRTO29 assets
BRTO29: (1+X) / (1+Z) = : (1 + 9.62%) / (1 + 5.83%) = 3.58% or 358 bps

***Amount paid by the Company due to Mandatory Acquisition.

Amount paid in the Mandatory Acquisition = (updated nominal value calculated using the Spread) — (Financial Amount paid to each of the debenture holders as Waiver Fee)

The Mandatory Acquisition of the Debentures held by the Withdrawing Debenture Holders will only take place upon the receipt, by the Company, of the proceeds from the Sale of PT Portugal, according to the terms outlined in Annex I of this document.

Those Debenture Holders which (i) attended the General Meeting and abstained from voting or voted against any of the authorizations/waivers requested by the Company, and described in items 1,2 and 3 above, (ii) do not hold outstanding Debentures, and therefore could not vote on the matters discussed in the New GMDH, and (iii) do not attend the New GMDH (“Absent

Debenture Holders”), will also receive the Waiver Fee and will also be eligible to the Mandatory Acquisition (in accordance with Annex I), as long as the approval of all of the agenda’s matters are ratified or approved, as applicable.

The absent Debenture Holders shall provide the Company with bank deposit instructions for the proceeds from the Waiver Fee. If the Company does not have the requisite information for the payment of any Absent Debenture Holder, the Company will keep the available funds until such information is supplied to it, then it will effectuate the Waiver Fee payment without any increases.

5.                                     ADDITIONAL PROPOSALS

The Company may assume certain obligations before the Debenture Holders in return for approval of the matters outlined in items 1 and 3 above, which will be discussed at the general meeting of Debenture Holders, and which may be distinct from, or complement the above proposed obligations. In which case, these obligations can be incorporated in an amendment to the Indenture, in accordance with the agreements made with the Debenture Holders of the 9th Issuance, as discussed during the New GMDH.

6.                                     CONCLUSIONS

The documentation related to the proposals herein is available to the Debenture Holders at the Company’s headquarters and on the websites of the Company (http://www.oi.com.br), the CVM (http://www.cvm.gov.br/) and the BM&FBOVESPA (http://www.bmfbovespa.com.br/).

This proposal may be subsequently complemented by the Company’ management, if necessary.

For the reasons described above, the Company’s management submits this proposal to the Debenture Holders convened at the general meeting.

Rio de Janeiro, February 6, 2015.

José Mauro Mettrau Carneiro da Cunha

Chairman of the Board of Directors

Proceedings Relating to the Payment of the Waiver Fee and the Mandatory Acquisition

1.             If approved by the Debenture Holders, the matters in the agenda, the Company will agree to the payment of the Waiver Fee, in accordance with the terms described below..

1.1.         The payment of the Waiver Fee, shall be paid by the Company within 7 (seven) business days from the date of the New GMDH (“Waiver Fee Payment Date”), and all the Debenture Holders who opt for the payment of the Waiver Fee shall receive their amount due on a single date. The payment of the Waiver Fee shall be executed through CETIP, through the Bookkeeping Agent or through direct bank transfer made directly from the Company to the respective Debenture Holders.

1.2.         The Debenture Holders will only receive the Waiver Fee and may opt for the Mandatory Acquisition if all authorizations/waivers requested by the Company are approved in the New GMDH.

1.3 Subject to the provisions herein, the Debenture Holders  and holders of Debentures on the business day immediately prior to the Waiver Fee Payment Date shall be entitled to the Waiver Fee, and the Waiver Fee shall be paid to such Debenture Holders at a rate proportional to the number of Debentures held by each one Debenture Holder on the business day immediately preceding to the Waiver Fee Payment Date.

2. Notwithstanding the Waiver Fee Payment the Company undertakes, after receiving the proceeds from the Sale of PT Portugal, to perform the Mandatory Acquisition of the Debentures from the Debenture Holders which manifest accordingly, according to the conditions described below.

2.1.         The Mandatory Acquisition (i) will be proportional to the Debentures from each Withdrawing Debenture Holder, and (ii) is conditioned to the receipt, by the Company, of the proceeds of the Sale of PT Portugal.

2.2.         The amount to be paid by the Company to the Withdrawing Debenture Holders should be calculated in accordance with mentioned formula in the Management Proposal, of which this annexed to, and the amount to be paid by the Company to the Withdrawing Debenture Holders shall in every case be subject to the provisions of item I of paragraph 3 of Article 55 of the Law 6,404, of December 15, 1976 (as amended).

2.3. For purposes of carrying out the Mandatory Acquisition, the following procedures shall be observed:

(i)                                    On the same date it receives the proceeds from the Sale of PT Portugal, the Company shall send written notification to the trustee, the Withdrawing Debenture Holders and the CETIP (“Mandatory Acquisition Notification”), informing (a) the date that it intends to perform the Mandatory Acquisition and (b) the final date for submission of manifestation of Withdrawing Debenture Holders about their intention to join the Mandatory Acquisition (given that the deadline for the manifestation of Withdrawing Debenture Holders will be ten (10) business days from the receipt of Mandatory Acquisition Notification) (“Adhesion Period for Mandatory Acquisition”);

(ii)                                 the Withdrawing Debenture Holders should formally express their adhesion to the Mandatory Acquisition with the Trustee until the end of Adhesion Period for Mandatory Acquisition;

(iii)                              in the first business day after the end of the Adhesion Period for Mandatory Acquisition, the Trustee shall send to CETIP the list of the Withdrawing Debenture Holders

(iv)                             the Company shall purchase the ownership of debentures of the Withdrawing Debenture Holders within 5 (five) working days after the end of Adhesion Period for Mandatory Acquisition, subject to CETIP’s operating procedures;

(v)                                once the Mandatory Acquisition is concluded, the Debentures acquired by the Company shall be cancelled and the systems of the CETIP and the Bookkeeping Agent adjusted accordingly; and

(vi)                              the obligation to make the Company’s Mandatory Acquisition will expire upon the realization of the above procedures, and Mandatory Acquisition will be made only to the Debenture Holders Withdrawing who express their intention to sell the debentures.